UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

JACK IN THE BOX INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

 (858) 571-2121
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|  |  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 21, 2007, at a special meeting of the stockholders, the stockholders of Jack in the Box Inc. approved an amendment of Jack in the Box Inc.’s Certificate of Incorporation, effective immediately, for the purpose of amending Section A of Article VII in order to increase the total number of shares which the Corporation shall have the authority to issue from 90,000,000 to 190,000,000 by increasing the total number of shares of common stock which the Corporation shall have the authority to issue from 75,000,000 to 175,000,000.  The Certificate of Amendment to the Restated Articles of Incorporation is attached as Exhibit 3.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

The following exhibit is filed as part of this report:

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Articles of Incorporation of Jack in the Box Inc., filed September 21, 2007, with the State of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ Jerry P. Rebel
Jerry P. Rebel
Executive Vice President Chief Financial Officer (Principal Financial Officer) (Duly Authorized Signatory) Date: September 24, 2007